UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 28, 2020
Date of Report (Date of earliest event reported)

Apergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, TX 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	APY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)-(b) On December 19, 2019, Apergy Corporation (the “Company” or “Apergy”) announced that it had entered into an Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019 (the “Merger Agreement”), by and among the Company, Athena Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Ecolab Inc. (“Ecolab”) and ChampionX Holding Inc., a wholly owned subsidiary of Ecolab (“Newco”). In addition, the Company, Ecolab and Newco entered into a Separation and Distribution Agreement, dated as of December 18, 2019 (the “Separation Agreement”), providing for the transfer by Ecolab to Newco of certain assets and liabilities of Ecolab’s upstream energy business. As used herein, the term “Transactions” refers to the transactions contemplated by the Merger Agreement, Separation Agreement and any other documents referred to in or contemplated by the Merger Agreement and the Separation Agreement.
On May 28, 2020, the Company held a special meeting of the Company’s stockholders (the “Special Meeting”) online via a live webcast. At the Special Meeting, the Company’s stockholders voted on two proposals relating to the Transactions, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”). The results of the matters presented at the Special Meeting, which matters are more fully described in the Company’s proxy statement filed on April 29, 2020, based on the presence in person or by proxy of holders of 57,393,709 shares of the 77,505,178 shares of Apergy common stock entitled to vote, or approximately 74% of the eligible voting shares, are as follows:

1.
A proposal to approve, for purposes of complying with applicable provisions of New York Stock Exchange Listed Company Manual Rule 312.03, the issuance of Apergy common stock in connection with the Merger Agreement (the "Share Issuance Proposal") was approved:

For	Against	Abstain
57,162,012	71,940	159,757
A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Share Issuance Proposal, was approved:

For	Against	Abstain
48,093,246	9,121,696	178,767

Item 8.01 Other Events.

On May 28, 2020, the Company issued a press release announcing the results of the vote at the Special Meeting, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The Company hereby files the following exhibits:

Exhibit No.	Description

99.1	Press Release of Apergy Corporation, dated May 28, 2020

Additional Information and Where You Can Find It
Apergy has filed a Registration Statement on Form S-4 (No. 333-236379) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which includes a prospectus (the “Prospectus”), and other documents concerning the Transactions. Investors are urged to read the Registration Statement, including the Prospectus, along with other relevant documents filed with the SEC, because they contain important information. Security holders may obtain a free copy of the Registration Statement and Prospectus and other documents filed by Apergy with the SEC at the SEC’s website at www.sec.gov. The Registration Statement, including the Prospectus, along with other documents, may also be obtained for free by contacting David Skipper, Vice President of Investor Relations, by telephone at (713) 230-8031, by email at david.skipper@apergy.com, or by mail at Investor Relations, 2445 Technology Forest Blvd., Building 4, 12th Floor, The Woodlands, TX 77381.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apergy Corporation

Date: May 28, 2020	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary